UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 12, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Sale of Ulticom, Inc.

On October 12, 2010, Ulticom, Inc., a New Jersey corporation (“Ulticom”) and a majority-owned subsidiary of Comverse Technology, Inc. (the “Company”), entered into a definitive merger agreement (the “Merger Agreement”) with affiliates of Platinum Equity Advisors, LLC (“Platinum Equity”) providing for a merger (the “Merger”) in which Ulticom shareholders (other than the Company) will receive $2.33 in cash, without interest (the “Merger Consideration”), per share of common stock of Ulticom (“Ulticom Common Stock”), after payment of a special cash dividend in the amount of $5.74 per share (the “Contingent Dividend”).  The total amount to be received by Ulticom shareholders from the Contingent Dividend and the Merger (other than the Company, which will receive the Contingent Dividend and the Share Purchase Consideration described below) is $8.07 per share in cash or $30.4 million in the aggregate.  Shares of Ulticom Common Stock held by the Company will be purchased by an affiliate of Platinum Equity pursuant to a share purchase agreement entered into by the Company on October 12, 2010 (the “Share Purchase Agreement”), following payment of the Contingent Dividend and immediately prior to the consummation of the Merger and will be cancelled in the Merger without receiving the Merger Consideration (see “Share Purchase Agreement” below).  The total amount to be received by the Company consists of $42.4 million in respect of the Contingent Dividend, and Share Purchase Consideration consisting of $13.2 million in cash and promissory notes in the aggregate principal amount of $4.0 million (which represents $8.07 per share based on such cash and aggregate principal amount).  Also on October 12, 2010, the Company entered into a Voting and Support Agreement (the “Voting Agreement”) with Platinum Equity pursuant to which the Company agreed, among other things, to vote its shares of Ulticom Common Stock in favor of the Merger (see “Voting and Support Agreement” below).

Merger Agreement

Ulticom entered into the Merger Agreement with Utah Intermediate Holding Corporation (“UIHC”), a Delaware corporation, and Utah Merger Corporation (“Merger Sub”), a New Jersey corporation and wholly-owned subsidiary of UIHC, pursuant to which and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Ulticom in the Merger, with Ulticom surviving the Merger as a wholly-owned subsidiary of UIHC.  UIHC and Merger Sub are affiliates of Platinum Equity.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each share of Ulticom Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the Merger Consideration.

As contemplated by the Merger Agreement, the Board of Directors of Ulticom has declared the Contingent Dividend in the aggregate amount of $64.0 million, amounting to $5.74 per share of Ulticom Common Stock, payable immediately prior to the consummation of the Share Purchase Transaction to its shareholders of record at the close of business on November 24, 2010, subject to satisfaction of conditions to closing under the Share Purchase Agreement and the Merger

Agreement, including Ulticom’s receipt of a “bring down” solvency opinion from Ulticom’s independent financial advisor.

UIHC has obtained equity financing commitments from Platinum Equity to enable UIHC and Merger Sub to satisfy their obligations under the Merger Agreement and Share Purchase Agreement.  The equity financing commitment is enforceable by Ulticom and by the Company.

The closing of the Merger is subject to customary closing conditions, including, among others, (i) the approval of Ulticom’s shareholders, consisting of (a) the approval of the holders of a majority of the outstanding shares of Ulticom Common Stock and (b) approval of the holders of a majority of the outstanding shares of Ulticom Common Stock (other than shares held by the Company, UIHC, Ulticom and their respective affiliates (including officers and directors)), (ii) the receipt of a “bring down” solvency opinion from Ulticom’s financial advisors, (iii) payment of the Contingent Cash Dividend, (iv) closing of the Share Purchase Transaction (as defined below) and (v) the expiration of the waiting period under the German Act against Restraints of Competition.

The Merger Agreement contains certain termination rights for both UIHC and Ulticom and further provides that, upon termination of the Merger Agreement under certain circumstances, Ulticom may be required to pay UIHC a termination fee of up to $1.3 million.  Additionally, upon termination of the Merger Agreement under certain circumstances, Ulticom may be required to pay up to $0.6 million as reimbursement of UIHC’s out-of-pocket expenses.

Share Purchase Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Share Purchase Agreement with UIHC and Merger Sub pursuant to which the Company agreed, among other things, to sell to UIHC all of the shares of Ulticom Common Stock owned by the Company (such shares, the “Comverse Shares”) for aggregate consideration of up to $17.2 million (the “Share Purchase Consideration”), amounting up to $2.33 per Comverse Share, consisting of (i) approximately $13.2 million to be paid in cash by UIHC at the closing of the Share Purchase Transaction and (ii) by Merger Sub’s issuance to the Company of two non-interest bearing promissory notes in the aggregate principal amount of $4.0 million (the “Share Purchase Transaction”).  The first promissory note, in the amount of $1.4 million, is payable to the Company 14 months after consummation of the Merger, and the second promissory note, in the amount of $2.6 million, is payable to the Company following the determination of Ulticom’s revenue for a 24-month period following the consummation of the Merger and subject to reduction based on the revenue generated by Ulticom during such period.

The Share Purchase Agreement includes customary representations, warranties, covenants by each of the parties and customary closing conditions.  The Share Purchase Agreement contains certain termination rights for each of the parties, including the right to terminate the Share Purchase Agreement if the Merger Agreement is terminated in accordance with its terms.  In the event that the Share Purchase Agreement is terminated as a result of the termination of the Merger Agreement, under certain circumstances the Company may be required to pay to UIHC termination fees of up to $1.2 million in the aggregate.

Voting and Support Agreement

In addition, concurrently with the execution of the Merger Agreement, the Company entered into the Voting Agreement with UIHC and Merger Sub, pursuant to which the Company agreed, among other things, to vote all of the Comverse Shares then beneficially owned by it in favor of the adoption and approval of the Merger Agreement unless either the Merger Agreement or the Share Purchase Agreement is terminated in accordance with its terms or 30 days after the Board of Directors of Ulticom changes its recommendation of the Merger to Ulticom’s shareholders.

The foregoing descriptions of the Merger Agreement, the Share Purchase Agreement and the Voting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, the Share Purchase Agreement and the Voting Agreement, copies of which are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to a Current Report on Form 8-K filed by Ulticom on October 12, 2010, and the terms of which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Agreement and Plan of Merger, dated as of October 12, 2010, by and among Utah Intermediate Holding Corporation, Utah Merger Corporation, and Ulticom, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).

10.2
Share Purchase Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).

10.3
Voting and Support Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: October 12, 2010	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement and Plan of Merger, dated as of October 12, 2010, by and among Utah Intermediate Holding Corporation, Utah Merger Corporation, and Ulticom, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).

10.2
Share Purchase Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).

10.3
Voting and Support Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Ulticom, Inc. on October 12, 2010).